Exhibit 99.10

CONSENT

We hereby consent to the reference to our fair value estimation of financial instrument given to Elbit Imaging Ltd. and by Elbit Imaging Ltd. to Park Plaza London, as of December 31, 2013, appearing in this Current Report on Form 8-K of Elbit Imaging Ltd., and to the incorporation by reference of this Current Report in the Registration Statement on Form F-1 (Registration No. 333-194519) or F-3 (Registration No. 333-172122) and in the Registration Statements on Form S-8 (Registration No. 333-117509, No. 333-130852, No. 333-136684 and No. 333-152820) of Elbit Imaging Ltd.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed under the provisions of the Securities Act of 1933, as amended.

/s/ Giza Singer Even Ltd
Giza Zinger Even
Tel Aviv, Israel March 25, 2016